Registration Number:


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         KNIGHTSBRIDGE INVESTMENTS, INC.
                        --------------------------------
                            (Name of small business
                            issuer in its charter)


      Delaware                         6770                    98-0230051
-----------------------      ----------------------------   -------------------
(State of incorporation      (Primary Standard Industrial    (I.R.S. Employer
  or jurisdiction            Classification Code Number)   Identification No.)
  of organization)


   Suite 37, 88 Portland Place, London, England W1A 3GH (011) 44-207-636-9007
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          (Address and telephone number of principal executive offices)


   Suite 37, 88 Portland Place, London, England W1A 3GH (011) 44-207-636-9007
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(Address of principal place of business or intended principal place of business)


  Sheila G. Corvino Esq., 811 Dorset West Road, Dorset, VT 05251 (802) 867-0112
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          (Name, address, and telephone number of agent for service)

     Copies to:
     Sheila Corvino
     811 Dorset West Road
     Dorset, Vermont 05251
     Phone: (802) 867-0112
     Fax:   (802) 867-2468

     Approximate date of proposed sale to the public: as soon as practicable after the effective date of the registration statement and date of the prospectus.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE



                                          Proposed     Proposed
      Title of                             Maximum      Maximum
   Each Class of               Amount     Offering     Aggregate    Amount of
 Securities Being              Being      Price Per    Offering   Registration
    Registered              Registered     Unit (1)     Price(1)       Fee
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Shares of Common Stock      1,000,000      $ 0.10   $    100,000    $   26.40


"A" Warrants                1,000,000           0              0            0


Shares of Common Stock
Underlying "A" Warrants     1,000,000         1.00     1,000,000       264.00


"B" Warrants                1,000,000            0             0            0


Shares of Common Stock
Underlying "B" Warrants     1,000,000         2.00     2,000,000       528.00

                                                      ----------    ---------
TOTAL                                                 $3,100,000    $  818.40

-----------------

(1)  Estimated for purposes of computing the  registration  fee pursuant to Rule
    457.

                           Cross Reference Sheet
                   Showing the Location In Prospectus of
                Information Required by Items of Form SB-2

Part I.    Information Required in Prospectus

Item
No.        Required Item                         Location or Caption
----       -------------                         --------------------

1.         Front of Registration Statement
           and Outside Front Cover of
           Prospectus                            Front of Registration
                                                 Statement and Outside
                                                 Front Cover of Prospectus

2.         Inside Front and Outside Back
           Cover Pages of Prospectus             Inside Front Cover Page
                                                 of Prospectus and Outside
                                                 Front Cover Page of
                                                 Prospectus

3.         Summary Information and Risk
           Factors                               Prospectus Summary;
                                                 Risk Factors

4.         Use of Proceeds                       Use of Proceeds

5.         Determination of Offering
           Price                                 Prospectus Summary -
                                                 Determination of Offering
                                                 Price; High Risk Factors

6.         Dilution                              Dilution

7.         Selling Security Holders              Not Applicable

8.         Plan of Distribution                  Plan of Distribution

9.         Legal Proceedings                     Litigation

10.        Directors, Executive Officers,
           Promoters and Control Persons         Management

11.        Security Ownership of Certain
           Beneficial Owners and Management      Principal Stockholders

12.        Description of Securities             Description of Securities

13.        Interest of
           Counsel                               Legal Opinions;

14.         Disclosure of Commission Position
           on Indemnification for Securities
           Act Liabilities                       Statement as to
                                                 Indemnification

15.        Organization Within Last
           Five Years                            Management; Certain
                                                 Transactions

16.        Description of Business               Proposed Business

17.        Management's Discussion
           and Analysis or Plan of
           Operation                             Proposed Business -
                                                 Plan of Operation
18.        Description of Property               Proposed Business

19.        Certain Relationships and Related
           Transactions                          Certain Transactions

20.        Market for Common Stock and
           Related Stockholder Matters           Prospectus Summary;
                                                 Market for Our
                                                 Common Stock;
                                                 High Risk Factors

21.        Executive Compensation                Remuneration

22.        Financial Statements                  Financial Statements

23.        Changes in and Disagreements
           with Accountants on Accounting
           and Financial Disclosure              Not Applicable

PROSPECTUS

Initial Public Offering

                                               Prospectus dated:         , 2000

                        KNIGHTSBRIDGE INVESTMENTS, INC.

                         Suite 37, 88 Portland Place
                         London, England W1A 3GH (011)

  All or none offering of 1,000,000 units @ $0.10 per unit, consisting of one share of common stock, one two-year redeemable class A warrant and one two-year redeemable class B warrant

     These securities are highly speculative,  involve a high degree of risk and
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should  be  purchased  only by  persons  who can  afford  to lose  their  entire
--------------------------------------------------------------------------------
investment. See "Risk Factors"  commencing page [x] for special risks concerning
--------------------------------------------------------------------------------
us and the offering.
--------------------

     We must sell all 1,000,000 units within 90 days from the effective date of this offering. Amounts received will be escrowed and promptly returned without interest or deduction if this threshold is not reached. Our officers, directors and current stockholders as well as any of their affiliates or associates may purchase up to 50% of this offering.

     Purchasers in this offering and in any subsequent trading market must be residents of states in which our securities are registered, qualified or exempt. We can give you no assurance that we will be able to find purchasers for our securities.

     These  securities  have not been approved or  disapproved by the Securities
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and  Exchange  Commission  nor has the  Commission  passed upon the  accuracy or
--------------------------------------------------------------------------------
adequacy of the  prospectus.  Any  representation  to the contrary is a criminal
--------------------------------------------------------------------------------
offense.


                                   Underwriting
                  Price to         Discounts and            Proceeds to the
                  Public           Commissions              the Company
--------------------------------------------------------------------------------
Per Unit         $      0.10         $     0               $         0.10

TOTAL            $100,000.00         $     0               $   100,000.00

--------

                            TABLE OF CONTENTS

                                                                  Page
                                                                  ----
Prospectus Summary.............................................
  The Company..................................................
  The Offering.................................................

Summary Financial Information..................................

Risk Factors...................................................

Offering Conducted in Compliance with
    Rule 419 to the Securities Act.............................

Dilution.......................................................

Use of Proceeds................................................

Capitalization.................................................

Proposed Business..............................................
     History and organization..................................
     Plan of operation.........................................
     Business combinations.....................................
     Offering conducted in compliance with Rule 419
          to the Securities Act................................
     Regulation................................................
     Employees.................................................
     Facilities................................................
     Year 2000 issues..........................................

Management.....................................................

Statement as to Indemnification................................

Market for our Common Stock....................................

Certain Transactions...........................................

Principal Stockholders.........................................
     Beneficial ownership......................................
     Prior blank check company involvement.....................

Description of Securities......................................
     Common stock..............................................
     Preferred stock...........................................
     Redeemable common stock purchase warrants.................
     Reports to stockholders...................................
     Dividends.................................................
     Transfer agent............................................

Plan of Distribution...........................................
     Conduct of the offering...................................
     Method of subscribing.....................................
     Expiration date...........................................
     Expiration Date...........................................

Expiration Date................................................

Litigation.....................................................

Legal Opinions.................................................

Further Information............................................

Financial Statements...........................................

                              PROSPECTUS SUMMARY

The Company
-----------

     We are a Delaware corporation organized on August 1, 2000 as a blank check company, the sole purpose of which is to acquire a business pursuant to Rule 419 of Regulation C to the Securities Act of 1933. Our address is Suite 37, 88 Portland Place, London, England W1A 3GH and our phone number is
(011)44-207-636-9007.

     Pursuant to Rule 419, both the proceeds of this offering and the securities purchased will be placed in an escrow account. If the entire offering is sold, none of the securities, and only 10% of the funds, may be removed from escrow until a business combination has been negotiated and our stockholders have reconfirmed this offering and the terms and conditions of the business combination.

The Offering
------------

+ Prior to this offering, there are 3,300,000 shares of our common stock outstanding.

+ Assuming all 1,000,000 units are sold, there shall be 4,300,000 shares of our common stock outstanding and 2,000,000 [immediately separable] warrants exercisable into 2,000,000 shares of our common stock. Class A warrants are exercisable into shares of common stock at $1.00 per share until the second anniversary of the effective date of the offering. Class B warrants are exercisable into shares of common stock at $2.00 per share until the second anniversary of the effective date of the offering. The net proceeds from the sale of all 1,000,000 units will be $100,000.

+ If all the class A warrants are exercised, the net proceeds will be $1,000,000 and, if all the class B warrants are exercised, the net proceeds will be $2,000,000.

+ The proceeds from this offering will be added to our working capital after we acquire a target company.

                         SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.

                                      From August 1, 2000
                                       to August 31, 2000
                                      -----------------------
Statement of Income Data:
Net Sales                                  $          0
Net profit (Loss)                          $       (700)
Net Loss Per Share                         $       0.00
Shares Outstanding at 08/31/00                3,300,000

                                             As of
                                         August 31, 2000
                                       -----------------
Balance Sheet Data
Cash                                       $    33,000
Working Capital                            $    32,300
Total Assets                               $    33,000
Long Term Debt                             $         0
Total Liabilities                          $       700
Total Shareholders' Equity                 $    32,300


                                 RISK FACTORS

     The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. They should be purchased only by persons who can afford to lose their entire investment.

After the conclusion of an acquisition, the management of the target company
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will probably assume management of our company and we cannot give any assurances
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about the extent of their experience or the nature of their qualifications.
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     Upon the successful completion of a business combination, we anticipate that we will have to issue to the owners of the acquired company authorized but unissued common stock representing a majority of the outstanding shares of our common stock. Therefore, we anticipate that the consummation of a business combination will result in a change of control and the resignation or removal of our present officers and directors. If our management changes, we can provide no assurance of the experience or qualification of the new management in the operation of the acquired business.

We anticipate making only one acquisition and investors will take the risk of
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the quality of the new management and economic fluctuations in the chosen
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industry.
---------

     In the event we are successful in acquiring a suitable business, we will, in all likelihood, be required to issue our common stock in an acquisition or merger transaction so that the owners of the acquired business would own a majority of our common stock. Thus, we do not believe that we will be able to negotiate more than one business combination. Our lack of diversification will subject us to the quality of the new management and to economic fluctuations within a particular industry in which the target company conducts business.

If we acquire a target company which is domiciled in a foreign country, we will
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be faced with additional risks.
-------------------------------

     Although we have not identified the target business we will acquire nor its geographical location, we may acquire a target business which is domicled in a foreign country. In that event, we will be faced with additional risks including, but not limited to, the following:

+ Accounting. The accounting standards of the foreign country may differ from United States accounting standards as expressed in GAAP and FASB rules and it may be difficult, if not impossible, to convert them.

+ Currency exchange. The income of the foreign company may be denominated in a currency which may fluctuate in comparison to the United States dollar thus making income predictions unreliable and causing periodic swings in revenues and profits.

+ Repatriation of profits. Many countries restrict the repatriation of profits to another country. Thus, it is possible that profits, if any, will have to be reinvested in the country of domicile.

+    Nationalization.   Foreign  countries,   from  time  to  time,  nationalize
     industries or companies within certain industries, for reasons including but not limited to national security and intellectual property rights.

+ Labor shortages and working rules. Certain countries are experiencing extreme shortages of highly skilled, particularly computer literate, employees. The foreign acquisition may not be able to hire local citizens to fill positions and may not be able to obtain permits for workers from other countries who have the requisite skills. Certain countries mandate maximum working hours and minimum annual vacations and have established restrictions on layoffs and firing. These and other policies affecting the workforce may make foreign operations difficult to manage and uneconomic.

+ Stability. Business operations in certain companies are adversely affected by unwieldy governmental bureacracies,corruption, labor unrest and similar problems which hamper the success of business operations.

Investors may not have access to their funds for a period of up to 18 months
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from the date the offering is completed.
----------------------------------------

     After completion of the offering, investors' funds, reduced by 10% for expenses as permitted by Rule 419, will be held in an interest-bearing escrow account for a period of up to 18 months. We are required to complete a business acquisition in accordance with Rule 419 within an 18 month period in order to retain investors' funds. In the event we do not make an acquisition that is confirmed by our investors in accordance with Rule 419, investors will only regain access to their invested funds after deduction of 10% and after a period of up to an 18-months.

Investors will not be entitled to return of their funds unless we fail to make
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an acquisition or the acquisition is not confirmed by our investors.
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     We  will   return   investors'   funds  held  in  escrow   under  only  two
circumstances.

     If we are unable to locate a target business within 18 months from the date of the prospectus, we will promptly return investors' funds with interest.

     If we make an acquisition, we must prepare and distribute a prospectus as part of a post effective registration statement, including financial statements of the target company, describing the acquisition. If, after receipt of the prospectus, any purchasers of our securities in the offering do not confirm their intention to invest, we will promptly return their funds to them.

Investors will not have access to nor be able to transfer the securities they
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purchased for a period of up to 18 months after completion of this offering.
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     After completion of the offering, investors' securities will be held in an escrow account during the 18 month period we have to complete a business acquisition in accordance with Rule 419. During this period, no transfer of the escrowed securities can be permitted other than by will, the laws of intestacy, or pursuant to a qualified domestic relations order, or pursuant to the Employee Retirement Income Security Act.

In the event investors exercise warrants during the escrow period, the shares of
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our common stock so purchased must be kept in escrow for a period of up to 18
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months from completion of this offering.
----------------------------------------

     Although investors may exercise their warrants during the escrow period, both the cash exercise price and the shares of common stock underlying the warrants must be kept in escrow until

+    we enter into an acquisition agreement;

+ the acquisition is reconfirmed by investors holding 80% of the outstanding shares;

+ the investor who exercises warrants votes in favor of reconfirmation the acquisition.

Otherwise, the exercise price of the warrants, plus interest, will be promptly returned to the investor.

Our officers and directors are engaged in outside business activities and will
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not devote all their business efforts to an acquisition or to the overall growth
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of our business.
----------------

     Our directors and officers are engaged in outside business activities, and the amount of time they will devote to our business is anticipated to be only about 5 to 20 hours each per week.

We may redeem our warrants for  nominal consideration and  warrantholders may be
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unable to sell or exercise them.
--------------------------------

     We may redeem the warrants for $.001 each upon 30 days' prior notice, if the closing bid price of our common stock for any twenty consecutive trading days ending within ten days of the notice of redemption exceeds the exercise price of any class of warrant by $.50. If there is no current registration statement or if the warrants and underlying shares are not registered in the state of residence of the warrantholder, the warrants may not be exercised and would expire worthless or would have to be redeemed for nominal consideration.

The proceeds of the offering may be insufficient to provide financing to the
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acquired company.
-----------------

     While we presently anticipate that we will be able to locate and consummate a suitable business combination, if we determine that a business combination requires additional funds, we may seek additional financing through loans, issuance of additional securities or through other financing arrangements. We have not negotiated any such financial arrangement, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms. We can offer no assurance that any or all of the warrants will be exercised.

We will remain an  insignificant  player  among the firms  which  engage in
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business combinations.
----------------------

     Many established venture capital and financial concerns have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to most of our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

      OFFERING CONDUCTED IN COMPLIANCE WITH RULE 419 TO THE SECURITIES ACT

     We are a blank check development stage company. Our sole business purpose is to merge with or acquire a presently unidentified company or business. Consequently, the offering is being conducted in compliance with Rule 419.

    Escrow agreement
    ----------------

     We have entered into an escrow agreement with Capital Suisse Securities, Inc. which provides that:

+ All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights with respect to the securities held in their names. The securities held in the escrow account may not be transferred, disposed of, nor may any interest be created in these securities other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

+ Warrants, which are part of the units held in the escrow account, may be exercised, provided, however, that the shares of our common stock received upon exercise, together with any cash or other consideration paid to exercise them, are promptly deposited into the escrow account.

    Prescribed acquisition criteria.
    --------------------------------

    Rule 419 requires that before the deposited securities can be released, we must first execute an agreement to acquire a business. The agreement must provide for the acquisition of a business or assets, the fair value of which represents at least 80% of the maximum offering proceeds, including funds received or to be received from the exercise of warrants.

     Post-effective amendment
     ------------------------

     Once the acquisition  agreement has been executed,  Rule 419 requires us to
update  the  registration  statement  with  a  post-effective   amendment.   The
post-effective amendment must contain information about:

+ the proposed acquisition candidate and its business, including audited financial statements;

+    the results of the offering;

+    the use of the funds disbursed from the escrow account; and

+    the terms of the reconfirmation offering.

     Reconfirmation
     --------------

    The reconfirmation process must commence within five business days after the effective date of the post-effective amendment and must include the following elements:

+ the prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

+ each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify us in writing that he or she elects to remain an investor;

+ if we do not receive written notification from any investor within 45 business days following the effective date, the investors' escrowed securities will be returned to us and the investor's escrowed funds to the investor;

+ unless investors representing 80% of the maximum offering proceeds elect to remain investors, the acquisition of the target business will be prevented, the escrowed securities will be returned to us and the escrowed funds will be returned to the investors; and

+ if a consummated acquisition has not occurred within 18 months from the date of this prospectus, the escrowed securities will be returned to us and the escrowed funds will be returned to the investors.

     Release of deposited securities
     -------------------------------

     The deposited securities may be released to investors after:

+ the escrow agent has received our signed representation, and any other evidence required by escrow agent, that we have executed an agreement for the acquisition of a business, the value of which represents at least 80% of the maximum offering proceeds, and that we have filed the required post-effective amendment;

+    the post-effective amendment has been declared effective;

+ the reconfirmation offer has been completed and all prescribed conditions of the reconfirmation offer have been satisfied; and

+ the acquisition of the business with a fair value of at least 80% of the maximum proceeds has been consummated.

                                   DILUTION

     Our net tangible book value as of August 31, 2000 was $32,300. Our net tangible book value per share was $0.010. Net tangible book value represents our net tangible assets which are our total tangible assets less our total liabilities. The public offering price per unit (each unit containing one share of common stock and one "A" warrant and one "B" warrant) of $0.10 represents both gross and net proceeds per share as all expenses of the offering are being paid from funds in our treasury. The pro forma net tangible book value after the offering will be $.023. The shares (contained in the units) purchased by investors in the offering will be diluted $0.077 or 77%. As of August 31, 2000, there were 3,300,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.



     The following table illustrates the dilution which will be experienced by investors in the offering*:

Public offering price per unit (containing one share) .........  $ 0.100
Net tangible book value per share before offering..............  $ 0.010
Pro-forma net tangible book value per share after offering.....  $ 0.023
Pro-forma increase per share attributable to offered shares....  $ 0.022  (22%)
Pro-forma dilution to public investors.........................  $ 0.077  (77%)

-------------------------
* The table assumes that we will spend $30,000 on legal, accounting, regulatory fees, transfer agent, printing and other offering expenses.

     The table on the following page sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the units (each unit containing one share and one "A" warrant and one "B" warrant) by the public investors as compared to the total consideration paid by our present stockholders.

                               Approximate                        Approximate
                                Percentage                        Percentage
                 Shares        Total Shares         Total            Total
Stockholder     Purchased      Outstanding      Consideration    Consideration
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New Investors   1,000,000          23.26%         $ 100,000          75.19%

Existing
Shareholders    3,300,000*         76.74%         $  33,000          24.81%

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* We sold 3,300,000 shares of common stock prior to the offering at $.01 per share. These shares are not being registered.

                                USE OF PROCEEDS

     Both gross and net proceeds of this offering will be $100,000 as all costs associated with the offering have been or will be paid from funds presently in our treasury. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934, all offering proceeds must be placed in escrow until all units are sold. Pursuant to Rule 419, after all of the units are sold, we are permitted to and will withdraw $10,000 from escrow, representing 10% of the escrowed funds. All funds held in escrow at the time a business combination is consummated will be released to the combined entity which will have full discretion over the use of the funds. In the event we need funds in excess of $10,000 to find a suitable business entity, our management has agreed to advance any additional funds required. Neither our company nor the combined entity will repay our management for any such advances.

     The funds held in escrow will be released for use by the acquired company upon the consummation of a business combination and the reconfirmation by investors, less any amounts returned to investors who did not reconfirm their investment.

                                                          Percentage
                                                        of net proceeds
                                      Amount            of the offering
                                 -----------------------------------------
Escrowed funds pending
 business combination                $90,000                 90%

     Upon the consummation of a business combination, we anticipate that our management will change. Our present management anticipates that the escrowed funds will be used by the post-merger management at its sole discretion. Under no circumstances, will funds, when released from escrow after consummation of an acquisition, be received by our present management. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative may be changed. We do not intend to hire consultants to locate and consummate the acquisition of a target company.

     Our present management will not make any loans from the $10,000 (10% of the escrowed funds), nor will our present management borrow funds using either our working capital or escrowed funds as security. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative, may be changed.

     Offering proceeds will be placed in escrow at Capital Suisse Securities, Inc., San Rafael, California, a broker-dealer registered with the NASD, pending consummation of a business combination and reconfirmation by investors, in either a certificate of deposit, interest bearing bank account or in short term government securities. Capital Suisse Securities, Inc. has no other present or intended relationship with us.

                              CAPITALIZATION

     The following table sets forth our capitalization as of August 31, 2000.

                                             August 31, 2000
                                             ---------------
Long-term debt                                     $      0

Stockholders' equity:
Common stock, $.001 par value;
authorized 45,000,000 shares,
issued and outstanding
3,300,000 shares;                                 $   3,300
Preferred stock, $.001 par value;
authorized 5,000,000 shares,
issued and outstanding -0-.

Additional paid-in capital                        $  29,700

Deficit accumulated during
the development period                           $    (700)
                                                 ----------
Total stockholders' equity                        $  32,300
                                                 ----------
Total capitalization                              $  32,300

                             PROPOSED BUSINESS

History and Organization
------------------------

     We were organized under the laws of the State of Delaware on August 1, 2000. Since our inception, we have been engaged in organizational efforts and obtaining initial financing.

Plan of Operation
-----------------

     We were organized as a vehicle to seek, investigate and acquire a target company or business that would desire to employ our funds and the potential funds from the exercise of our warrants in its business or to seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential through the acquisition of a business rather than immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location and, thus, may acquire any type of business located in the United States or abroad.

     We do not currently engage in any business activities that provide cash flow. The costs of identifying, investigating and analyzing business combinations will be paid with money in our treasury. Investors will most likely not have the opportunity to participate in any of these decisions. We are sometimes referred to as a "blank check" company because investors will entrust their investment moneys to our management without having a chance to analyze the ultimate use to which their money may be put. Although substantially all of the proceeds of the offering are intended to be used to effect a business combination, the proceeds are not otherwise designated for any specific purposes. Investors will have an opportunity to evaluate the specific merits or risks of only the business combination into which our management decides to enter. Cost overruns will be funded through our founding stockholders' voluntary contribution of capital.

     We may seek a business which

+    has recently commenced operations,

+    is a developing company in need of additional funds for expansion,

+    is seeking to develop a new product or service, or

+ is an established business that may be experiencing financial or operating difficulties and is in need of additional capital.

     In the alternative, a business combination may involve the combination with a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares while avoiding the time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws that would occur in a public offering.

     Our officers and directors intend, on a frequent basis, to consult with business associates and leads from business journals to locate a suitable target business. They intend to review business plans, study financial statements and visit the operations center of businesses which they feel may be suitable acquisitions. None of our officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination.

     Accordingly, any target business that is selected may be a financially weak company or an entity in its early stage of development or growth, and may include entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in such businesses and operations. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly identify all significant risks.

     We may acquire a business domiciled in a foreign country. In that event, we will ensure that the acquisition is made in conformance with the business, securities and tax statutes and regulations of that country.

     Our management anticipates that it may be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us because it will not permit us to offset potential losses from one venture against gains from another.

     We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other benefits. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of business combinations
-----------------------------------

     We do not intend to advertise or promote ourselves to potential target businesses. Instead, our management intends actively to search for potential target businesses among its colleagues and associates, through "capital wanted" advertising in business publications and on the Internet and other similar sources. In the unlikely event our management decides to advertise in a business publication to attract a target business, our management will assume the cost of such advertising.

     Our officers and directors will analyze or supervise the analysis of business combinations. None of our officers and directors is a professional business analyst. Our management has not divided duties among its members. In analyzing prospective business combinations, our management will consider such matters as the following:

+    available technical, financial and managerial resources,

+    working capital and other financial requirements,

+    history of operations, if any,

+    nature of present and expected competition,

+ the quality and experience of management services which may be available and the depth of that management,

+    the potential for further research and development,

+ specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

+    the potential for growth or expansion,

+    the potential for profit,

+    the recognition or acceptance of products or services and

+    name identification and other relevant factors.

     As a part of the investigation, our officers and directors will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

     Since we will be subject to Section 13 or 15 (d) of the Securities Exchange Act, we will be required to furnish information about the acquisition, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d) of that act, we intend voluntarily to file such reports.

     We anticipate that any business combination will present certain risks. We may not be able to identify adequately many of these risks prior to selection. Our investors must, therefore, depend on the ability of our management to identify and evaluate these risks. We anticipate that the principals of some of the combinations that will be available to us were unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, and proceeds, if any, from warrant exercise, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes, or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.

Business Combinations
---------------------

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

     Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including purchasers in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. As a result, our stockholders, including investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of the entity after the combination and may also result in a reduction in the net tangible book value per share of our investors. In addition, a majority or all of our directors and officers will probably, as part of the terms of the acquisition transaction, resign.

     Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

     The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our future trading market.

     The structure of the business combination will depend on, among other factors:

+    the nature of the target business,

+ our needs and desires and the needs and desires of those persons controlling the target business,

+    the management of the target business and

+    our relative  negotiating  strength compared to the strength of the persons controlling the target business.

     If at any time prior to the completion of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements, including balance sheets, statements of cash flow and stockholders' equity, of the proposed target.

     We will not purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more or our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which desires to be acquired by us. We will evaluate all possible business combinations brought to us. If the business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement, thereby allowing the public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Our policy regarding finder's fees is based on an oral agreement among management. Our management is unaware of any circumstances under which such policy through their own initiative may be changed.

Regulation
----------

     The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

Employees
---------

     We presently have no employees. Our President, Vice-President and Secretary/Treasurer are engaged in outside business activities and they anticipate that they each will devote to the our business only between 5 and 20 hours per week until the acquisition of a successful business opportunity has been consummated.

Facilities
----------

     We are presently using the office of our President, David Jackson at no cost, as our office, an arrangement which we expect to continue until the completion of the offering. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of the offering.

Year 2000 Issues
----------------

     We currently have no operations and do not own or lease any equipment. As a consequence, we do not anticipate incurring any expense or difficulties with regard to Year 2000 issues. Management - owned computer and telecommunications equipment has functioned into the year 2000 without interruption and our management does not anticipate to suffer year 2000 problems in the future.

                                MANAGEMENT

     Our officers and directors and further information concerning them are as follows:

  Name                             Age                      Position
-----------------                   ---                 -----------------
David Jackson*                      55                    President, and
Suite 37, 88 Portland  Place,                             a Director
London, England W1A 3GH

Anthony Clements*                   55
Tudor Gates,                                              Director
Silverdale Avenue
Walton-On-Thames
Surrey, England KT12 1EQ

Patrick J. Lawless                  60                    Secretary and
3553 Frederick Road                                       Treasurer
North Vancouver, B.C.
Canada V7K 2Z7
--------------------
*    May be deemed our  "Promoters" as that term is defined under the Securities
     Act.

     David Jackson has been a director, since February 7, 2000, of EuroCapital Markets Ltd. a London based venture capital firm. Mr. Jackson is Chief Executive Officer and a director of wowtown.com, Inc. Since November, 1998, Mr. Jackson has also been a director of eZuz.com, an Internet comparison-shopping network, which he co-founded. Mr. Jackson was the President, CEO and Director of Fortune Entertainment Corporation, an interactive entertainment technology company, from 1996 to December 1998. From 1991 through 1995, he also served as Vice President and Director of Consolidated Ramrod Gold Corp., a Nasdaq and Toronto Stock Exchange listed base and precious metals exploration company and as Vice President of Atlanta Gold Corporation during the same period.

     Anthony Clements is a founder and is a director of EuroCapital Markets Inc., a London based venture capital firm. Mr. Clements was involved in institutional sales with the following firms: from 1998-2000, the London office of Yorkton Securities Inc., a Canadian corporate finance company; from 1994 to 1998, with T. Hoare & Co. Ltd (a London-based investment bank); from 1991-1993, with Rickett & Co Ltd., subsequently renamed Austin Friars Investment Ltd. He earned his B.S. C. in Economics (Honours) at London University in 1968.

     Patrick J. Lawless is Chief Financial Officer for JPY Holdings Ltd, an investment holding company, and corporate secretary of Oriole Systems Inc., an e-commerce development company. Both of these companies are listed on the Canadian Venture Exchange. From 1995 to 1997, Mr. Lawless was chief financial officer of Skygames International Ltd, a Nasdaq-listed company that developed technology for airline travel entertainment. Since 1995, he has been a director and chief financial officer of Primary Ventures Corporation, a private venture capital firm based in Vancouver, British Columbia Canada. From 1990 to 1995, Mr. Lawless was a financial consultant to various private companies relating to management and potential projects. Prior to 1990, Mr. Lawless was vice-president and chief financial officer of Pacific Pallisades, a real estate development based in Vancouver, British Columbia. Mr. Lawless is a Chartered Accountant and a member of the Institute of Chartered Accountants of British Columbia.

Conflicts of Interest
---------------------

     No member of our management has been or is currently affiliated or associated with any blank check company. Our management does not currently intend to promote other blank check entities. However, to remove any conflict of interest, if any member of our management or any of our management becomes involved with the promotion of another blank check company in the future, each officer and director has orally agreed that we will first find and acquire a target company before the other blank check company commences searching for an acquisition.

     A member of our management may be a stockholder in an acquired business. Pursuant to an oral agreement with the members of our management, our management will introduce any potential acquisition to us and in the event of the acquisition of a business in which any of our stockholders is an owner, the shares of the affiliated stockholder will be voted in the same proportion as shares of non-affiliated investors.

Remuneration
------------

     None of our officers or directors has received or will receive any cash remuneration. No remuneration of any nature has been or will be paid for services rendered by a director in such capacity. Our management does not intend to receive any compensation from the owners of the acquired company. We cannot predict the remuneration to be awarded management or your company after consummation of the acquisition.

Management Involvement
----------------------

     We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to contact business associates and acquaintances to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into.

Management Control
------------------

     Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

                        STATEMENT AS TO INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. We have provided complete disclosure of relevant sections of our certificate of incorporation and by-laws in Part II of the registration statement.

     We have been informed that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                          MARKET FOR OUR COMMON STOCK

     Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities
Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock and warrants which constitute the units remain in escrow. Stock and warrant certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419.

     We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock and warrant certificates from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf with any market maker concerning the participation of a market maker in the possible future trading market, for our common stock.

     Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions prior to the execution of an acquisition agreement. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers.

     We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 3,300,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act. In a recent letter from the Commission's Division of Small Business to the NASD, the Commission stated its position that Rule 144 is inapplicable to founders of blank check companies who transfer securities either before or after the reconfirmation of an acquisition. Thus, we must register the shares of the founding stockholders, in order for them to sell their shares of our common stock on the public market.

                             CERTAIN TRANSACTIONS

     We were incorporated in the State of Delaware on August 1, 2000. Between August 1, and August 31, 2000 we sold 3,300,000 shares of our common stock at $.01 per share, for a total cash consideration of $33,000.

                            PRINCIPAL STOCKHOLDERS

     The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the sale of the units in the offering, by (i) each person who is known by us to own beneficially more than 5% of our outstanding
Common Stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

    Name/Address                    Shares of         Percent of      Percent of
    Beneficial                      Common Stock      Class Owned    Class Owned
      Owner                         Beneficially      Before            After
    Offering                        Owned             Offering        Offering
--------------------------------------------------------------------------------

EuroCapital Markets Ltd.(1)          2,200,000          66.7%          51.2%
c/o Piper Smith & Basham
31 Warwick Square
London, SW1V 2AF
United Kingdom

Patrick Lawless                        100,000           3.0%           2.3%
3553 Frederick Road
North Vancouver, B.C.
Canada V7K 2Z7

Woodcross Capital Management Inc.(2)   600,000          18.2%           14.0%
Suite 504, 595 Howe Street
Vancouver, B.C. Canada V6C 2T5

Total Officers
and Directors                        2,900,000          87.8%           67.4%
(3 Persons)
-------------------------
1. EuroCapital Markets Ltd. is 50% beneficially owned by David Jackson and 50% by Anthony Clements.

2.   Woodcross Capital  Management is  benificially  owned by Patrick Lawless.

     The current stockholders have neither received nor will receive any extra or special benefits that were not or are not shared equally by all holders of shares of our common stock.

Prior blank check companies involvement
---------------------------------------

     None of our officers or directors, nor our founders, promoters or principal stockholders have been involved as principals of a blank check company.

                        DESCRIPTION OF SECURITIES
Common stock
------------

     We are authorized to issue 45,000,000 shares of common stock, $.001 par value per share, of which 3,300,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the holder at meetings of our stockholders.

   Holders of our common stock

+    have  equal  ratable  rights to  dividends  from  funds  legally  available therefor, if declared by our board of directors;

+ are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

+ do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

+ are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

     All shares of our common stock which are part of the units, or which underlie the warrants, will be fully paid for and non-assessable when issued, with no personal liability attaching to ownership. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least 76.74% of the outstanding shares of our common stock and a greater percentage of shares if they purchase units in the offering. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

Preferred stock
---------------

     We may issue up to 5,000,000 shares of our preferred stock from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

Redeemable common stock purchase warrants
-----------------------------------------

     The warrants which are part of the units shall be exercisable for a period of two years commencing from the date of the prospectus. Each warrant entitles the holder to purchase one share of our common stock. The "A" Warrants are exercisable at $1.00; and the "B" Warrants at $2.00; The common stock underlying the warrants will, upon exercise of the warrants, be validly issued, fully paid and non-assessable. The warrants will be subject to redemption, at any time, for $0.001 per warrant, upon 30 days' prior written notice, if the closing bid price of our common stock, as reported by the market on which the common stock trades, exceeds the exercise price of the warrant by $.50 per share for any 20 consecutive trading days ending within ten days prior to the date of the notice of redemption.

     The warrants can only be exercised when there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, warrantholders will be unable to exercise them and they may become valueless. Moreover, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrantholder resides, such holder might not be permitted to exercise any warrants.

     We will deliver warrant certificates representing five warrants for each unit purchased immediately upon their release from escrow. Warrantholders may exchange their warrant certificates for new certificates of different denominations, and may exercise or transfer their warrants. Warrantholders may sell their warrants if a market exists rather than exercise them. However, we can offer no assurance that a market will develop or continue in the warrants. If we are unable to qualify the shares underlying the warrants for sale in certain states, holders of the warrants in those states will have no choice but either to sell their warrants or allow them to expire.

     Warrantholders may exercise their warrants by surrendering the warrant certificate, with the form of election properly completed and executed, together with payment of the exercise price, to us or the warrant agent. Warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the number of unexercised warrants.

     Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the then book value of our common stock and would result in a dilution of the percentage ownership of then existing stockholders. The terms upon which we may obtain additional capital may be adversely affected through the period in which the warrants remain exercisable. Warrantholders may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than the exercise price of the warrants.

     In the event that we call the warrants for redemption, warrantholders may not be able to exercise their warrants if we have not updated the prospectus in accordance with the requirements of the Securities Act or the warrants have not been qualified for sale under the laws of the state where the warrantholder resides. In addition, a call for redemption could force the warrantholder to accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value.

Future financing
----------------

     In the event the proceeds of the offering are not sufficient to enable us successfully to fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering and the possibility for additional funding through warrant exercise will be sufficient and therefore do not expect to issue any additional securities before we consummate a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan. Further, the escrowed funds will not be used to pay back any loan incurred by us. If we require additional financing, there is no guarantee that financing will be available to us or, if available, that such financing will be on acceptable terms acceptable.

Reports to stockholders
-----------------------

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends
---------

     We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is reconfirmed by our stockholders. However, we can give no assurance that after we consummate a business combination, we will have earnings or issue dividends.

Transfer agent
--------------

     We have appointed Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716 as transfer agent for our shares of common stock and warrants.

                             PLAN OF DISTRIBUTION

Conduct of the offering
-----------------------

     We are offering the right to subscribe for 1,000,000 units at $.10 per unit. Each unit consists of one share of our common stock, one "A" redeemable warrant and one "B" redeemable warrant. We are planning to manage the offering without the use of an underwriter, and because of that, there will not be any underwriting discounts or sales commissions. We are offering these securities through our president, David Jackson, who will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on our behalf for such activities.

     Our President,  David Jackson, shall distribute prospectuses related to the
offering.   We  estimate  that  he  will  distribute   approximately  40  to  50
prospectuses, limited to acquaintances, friends and business associates.

     David Jackson shall conduct the offering of the units. Although Mr. Jackson is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

+ he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

+ he will not be compensated in connection with the sale of our units;

+ he will be not an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

+    he shall restrict his participation to the following activities:

         preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;

         responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

         performing ministerial and clerical work involved in effecting any transaction.

     As of the date of the prospectus, we have not retained a broker in connection with the sale of the units. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

     We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to an acquisition of a business opportunity and confirmation by our stockholders of the acquisition. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the units, shares or warrants. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

     We have registered our units to be sold in this offering in New York State. We will not sell our units to any investor in a state unless the units are registered or qualified in such state or the sale of our units is exempt from registration or qualification. In addition, we may sell units to investors who reside in foreign countries. In that event, we will register or qualify the sale of our units in such country unless an exemption from registration or qualifcation is available. We intend to offer our securities to residents of the United Kingdom and the Province of British Columbia, Canada. In the United Kingdom, our management has been informed that no registration of securities is required if an issuer is domiciled outside of the United Kingdom. In British Columbia, the sale to fewer than 50 residents is exempt from registration.

Method of subscribing
---------------------

     Persons may subscribe for units by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $0.10 per unit in cash or by check, bank draft or postal express money order payable in United States dollars to "Capital Suisse Trust Account on behalf of Knightsbridge Investments Inc." The offering is being made on a best efforts, all or none basis. Thus, unless all 1,000,000 units are sold, none will be sold.

     Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the units. Such purchases may be made in order to close this "all or none" offering. Units purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration date
---------------

     The offering will end the earlier of the receipt of subscriptions for 1,000,000 units or 90 days from the effective date of the prospectus.

                    WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of our common stock and warrants constituting the units and the shares of common stock underlying the warrants. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. You may call the Commission at 1-800-SEC-0330 for further information. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

                                LEGAL PROCEEDINGS

     We not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

     Sheila Corvino Esq., Dorset, Vermont is passing upon the validity of the shares of common stock and the warrants constituting the units offered by the prospectus and the shares of common stock underlying the warrants. Ms. Corvino owns 100,000 shares of our common stock.

                              FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period from inception, August 1, 2000, to August 31, 2000.

                          REPORT OF INDEPENDENT AUDITOR

To The Board of Directors and Shareholders of Knightsbridge Investments, Inc. (a development stage company)

     I have audited the accompanying balance sheet of Knightsbridge Investments, Inc. (a development stage company) as of August 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, August 1, 2000, through August 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Knightsbridge Investments, Inc. (a development stage company) as of August 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, August 1, 2000, through August 31, 2000 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Knightsbridge Investments, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate and acquire a business and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Knightsbridge Investments, Inc. (a development stage company) to continue as a going concern.



                                /s/Thomas Monahan
                                ----------------------------
                                THOMAS MONAHAN
                                Certified Public Accountant


Paterson, New Jersey
September 6, 2000

                         KNIGHTSBRIDGE INVESTMENTS, INC.
                          (A development stage company)
                                  BALANCE SHEET
                                 AUGUST 31, 2000


ASSETS

Current assets
 Cash                                                  $  33,000
                                                          ------
 Total current assets                                     33,000

                                                      ----------
    Total                                             $   33,000
                                                      ==========



LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
 Current Liabilities                                   $    700

STOCKHOLDERS' EQUITY

 Preferred stock, $.001 par value;
  5,000,000 shares authorized;
  -0- shares issued and outstanding

 Common stock, $.001 par value;
 50,000,000 shares authorized; At August 31,
 2000 there are 3,300,000 shares
 outstanding                                          $   3,300

 Additional paid-in capital                              29,700

 Deficit accumulated during the
 development stage                                         (700)
                                                      ---------
    Total stockholders equity                         $  32,300
                                                      ---------
    TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                           $  33,000
                                                      =========






                     See notes to financial statements.

                         KNIGHTSBRIDGE INVESTMENTS, INC.
                          (A development stage company)
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM INCEPTION, AUGUST 1, 2000, TO AUGUST 31, 2000





Income                                                  $-0-

Costs of goods sold                                      -0-
                                                      ------

Gross profit                                             -0-

Operations:
General and administrative                              700
Depreciation and Amortization                           -0-
                                                      ------


Total costs                                              700


Net profit (loss)                                     $ (700)
                                                     ========

PER SHARE AMOUNTS:
 Net profit (loss) per common
  share outstanding - basic                          $ 0.00
                                                     =======


SHARES OF COMMON STOCK OUTSTANDING                  3,300,000
                                                   =========








                     See notes to financial statements.

                         KNIGHTSBRIDGE INVESTMENTS, INC.
                          (A development stage company)
                             STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM AUGUST 1, 2000 (INCEPTION) THROUGH AUGUST 31, 2000



CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                $   (700)
 Item not affecting cash flow from operations:
   Amortization                                               -0-

    Accounts payable                                          700
                                                           -------
    NET CASH USED IN OPERATING ACTIVITIES                     -0-


CASH USED IN INVESTING ACTIVITIES                             -0-

CASH FLOWS FROM FINANCING ACTIVITY:
 Sales of common stock                                     33,000
                                                         ---------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                 33,000

Increase (decrease) in cash                                   -0-
Cash balance beginning of period                              -0-
                                                        ---------
CASH, end of period                                      $ 33,000
                                                        =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest                                  $     -
 Cash paid for income taxes                              $     -





                     See notes to financial statements.

                         KNIGHTSBRIDGE INVESTMENTS INC.
                          (A development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                                               Deficit
                                                                            accumulated
                                                          Additional           during
                   Preferred   Preferred    Common     Common    Paid in    development
                     stock       stock       stock     stock    capital        stage          Total
                    (shares)      ($)      (shares)     ($)      ($)            ($)            ($)
-----------------------------------------------------------------------------------------------------



Sale of 3,300,000
shares of
common stock              0      $    0    3,300,000   $  3,300    $ 29,700                $ 33,0000


Net profit (loss)                                                               $ (700)         (700)
------------------------------------------------------------------------------------------------------
Balance
August 31, 2000           0      $    0    3,300,000   $  3,300    $ 29,700     $ (700)     $ 32,300




                      See notes to financial statements.

                         KNIGHTSBRIDGE INVESTMENTS, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM AUGUST 1, 2000 (INCEPTION) THROUGH AUGUST 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF THE COMPANY

    Knightsbridge Investments Inc. (the "Company"), was organized in Delaware on August 1, 2000 and is authorized to issue 45,000,000 shares of common stock, $0.001 par value each and 5,000,000 shares of preferred stock, $0.001 par value each.

     The Company is a "blank check" company which plans to search for and acquire a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate and acquire a business and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon its ability to have positive cash flows from operations to sustain any business activity. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in completing its self underwritten offering, finding a business to acquire, completing the process of acquiring the business and obtaining the needed investment capital and working capital to engage in profitable operations. The Company plans to engage in such financing efforts on a continuing basis.

     The financial statements presented consist of the balance sheet of the Company as at August 31, 2000 and the related statements of operations and cash flows and stockholders' equity for period from inception, August 1, 2000, to August 31, 2000.

Fiscal Year
-----------

    The fiscal year of the Company is the calendar year.

Deferred Offering Costs
-----------------------

     Deferred offering costs, incurred in anticipation of the Company filing a registration statement pursuant to Rule 419 under the Securities Act of 1933, as amended, are being deferred until the registration is complete. Upon successful completion of the offering, deferred offering costs will be charged to additional paid in capital. If the offering is not successful, deferred offering costs will be charged to operations.

Organization Costs, Net
-----------------------

     Organization costs are being charged to expense as they occur.

Income Taxes
------------

     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes will be expensed as incurred.

Cash and Cash Equivalents
-------------------------

     Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments
-----------------------------------

     Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

Use of Estimates
----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Concentration of Credit Risk
----------------------------------------

     At August 31, 2000, the Company has a concentration of its credit risk by maintaining deposits in one bank. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the insurance.

NOTE 3 - STOCKHOLDERS' EQUITY

Common Stock
------------

     For the period from inception, August 1, 2000, to August 31, 2000, the Company sold an aggregate of 3,300,000 shares of common stock for an aggregate consideration of $33,000.00 or $0.01 per share.

Preferred Stock
---------------

     Up to 5,000,000 shares of preferred stock may be issued from time to time in one or more series. The Company's board of directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financing, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

     The number of shares of preferred stock outstanding at August 31, 2000 is -0-.
                                       F-7

NOTE 4 - RULE 419 REQUIREMENTS

     Rule 419 requires that offering proceeds be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by that rule. The Company may receive 10% of the escrowed funds for working capital. The remaining Deposited Funds and the Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419.
After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to all the investors on a pro rata basis.

NOTE 5 - GAIN (LOSS) PER SHARE OF COMMON STOCK

     Net gain (loss) per share of common stock outstanding, as shown on the statement of operations, is based on the number of shares outstanding at each balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through August 31, 2000 were for initial capital. Therefore, the total shares outstanding at the end of each period was deemed to be the most relevant number of shares to use for purposes of this disclosure.


     For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new stockholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 6 - RELATED PARTY TRANSACTIONS

Office Facilities
-----------------

     Rental of office space and use of office, computer and telecommunications equipment are provided by the President of the Company on a month to month basis free of charge.

Officer Salaries
----------------

     For the period from inception, August 1, 2000, to August 31, 2000, no officer has received any compensation for serving as such.


NOTE 7 - PROPOSED OFFERING


     The Company intends to prepare and file a registration statement with the Securities and Exchange Commission pursuant to Rule 419 (see Note 4). The offering, on a "best efforts all-or-none basis" will consist of 1,000,000 units at $.10 per unit or an aggregate offering price of $100,000. Each unit will consist of one share of common stock and two redeemable common stock purchase warrants. Each warrant is exercisable into one share of common stock for a period of two years from the effective date of a registration statement relating to the underlying shares of common stock, the "A" Warrant at $1.00, and the "B" Warrant at $2.00. The warrants are redeemable at $.001 any time, upon thirty day's written notice, in the event the average closing price of the common stock is at least $.50 greater than the exercise price of any given warrant for a period of twenty consecutive trading days ending within ten days prior to the notice of redemption.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Knightsbridge Investments Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders.

(e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Ninth and Tenth of the Registrant's certificate of incorporate provide as follows:

                                     NINTH:

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                     TENTH:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
     fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The
     termination  of  any  action,  suit  or  proceeding  by  judgment,   order,
     settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

4. AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

5. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8.   "CORPORATION"  DEFINED.  For  purpose  of this  action,  references  to the
     "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

       Escrow Fee                                             $     500
       Securities and Exchange Commission Registration Fee          815
       Legal Fees                                                20,000
       Accounting Fees                                            5,000
       Printing and Engraving                                     1,500
       Blue Sky Qualification Fees and Expenses                     500
       Miscellaneous                                              1,185
       Transfer Agent Fee                                           500
                                                              ---------
       TOTAL                                                  $  30,000

Item 26.  Recent Sales of Unregistered Securities

     The registrant issued 3,300,000 shares of common stock on August 30, 2000 to its stockholders, for cash consideration of $.01 per share for an aggregate investment of $33,000. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. All investors represented that they (or in the case of corporate investors that their management) are sophisticated investors. We have issued no securities for services.

     Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

     The purchasers represented in writing that they acquired the securities for his own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.


EXHIBITS


Item 27.


3.1     Certificate of Incorporation

3.2     By-Laws

4.1     Specimen Certificate of Common Stock

4.2     Form of Warrant

4.3     Form of Warrant Agreement

4.4     Form of Escrow Agreement

5.1     Opinion of Counsel

5.2     Revised Opinion of Counsel

23.1    Accountant's Consent to Use Opinion

23.2    Counsel's Consent to Use Opinion

-------------------

Item 28.

UNDERTAKINGS

  The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of London, England, September 8, 2000.



                                   KNIGHTSBRIDGE INVESTMENTS INC.


                                   By: /s/David Jackson
                                   ---------------------------
                                   David Jackson, President


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


/s/David Jackson
--------------------------                      Dated: September 8, 2000
David Jackson
President, Director


/s/Anthony Clements
--------------------------                      Dated: September 8, 2000
Anthony Clements
Secretary, Director